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                                                                    Exhibit 99.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     AGREEMENT by and between Regions Financial Corporation, a Delaware corporation (the "Company") and Richard D. Horsley ("Executive"), dated October 18, 2006 (the "Effective Date"), amending and restating the employment agreement first entered into on September 1, 2001 and amended on March 1, 2005 and December 20, 2005.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of Executive through the end of 2006, notwithstanding the anticipated merger of the Company with AmSouth Bancorporation. The Company also wishes to recognize that Executive had a right to terminate with Good Reason under prior agreements and his long and valuable service to the Company. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     The Company and Executive now also amend the Agreement to comply with
Section 409A of the Internal Revenue Code (the "Code"). In order to comply with
Section 409A and to take advantage of transition rules in the Treasury Regulations under Section 409A, this amendment and restatement is effective January 1, 2005, notwithstanding the fact that it is executed in 2006. The Company and Executive agree that, in the event of ambiguity, this Agreement is to be interpreted to comply with Section 409A (or alternatively, to take advantage of any applicable exemption, exception, transition rule or mitigation, or any definition which excludes a payment from being deferred compensation). Further, strictly for purposes of clarity, the Company and Executive acknowledge that a Change of Control (as defined in the Agreement prior to this amendment and restatement) occurred on July 1, 2004 with the merger of the Company and Union Planters Corporation.

     Notwithstanding anything to the contrary herein, the sole purpose of the Agreement is to amend and restate the employment agreement first entered into by the Company and Executive on September 1, 2001 as amended, and including the Career Award Agreement executed as of December 20, 2005 between the Company and Executive. Except as specifically provided herein, the Agreement does not affect the rights of Executive under any other agreements, plans or arrangements between the Company and Executive including, but not limited to, deferred compensation plans, and compensation and bonus arrangements.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Certain Definitions.

          (a) The "409A Date" shall mean the date that is six months after the date of Separation from Service.

          (b) "Date of Termination" shall mean (i) if Executive's employment is terminated other than by reason of death, the date of receipt of the Notice of Termination or any later date

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specified therein, as the case may be, or (ii) if Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

          (c) "Separation from Service" shall have the meaning given to it in
Section 409A(a)(2)(A)(i) of the Code and the regulations promulgated thereunder, as such regulations may be changed from time to time.

          (d) "Specified Employee" shall have the meaning given to it in Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder, as such regulations may be changed from time to time, with an identification date of December 31.

     2. Modifications and Clarifications to Other Plans and Agreements.

          (a) Modification to SERP. Executive's benefit under the Regions Financial Corporation Supplemental Executive Retirement Plan, as amended ("SERP"), shall be determined by including, in the calculation of "average monthly compensation," 100% of bonuses paid or payable within the averaging period. For this purpose, bonuses shall include any portion of a bonus that is or was deferred, at Executive's election, into a qualified 401(k) plan or into a non-qualified plan of deferred compensation.

          (b) Amendment of Options. All of Executive's stock options outstanding on the Effective Date, whether vested or unvested, if not previously exercised, are hereby amended in the following two respects: (i) each option will remain exercisable for the remainder of its original term, unless Executive is terminated for Cause or resigns without Good Reason prior to December 31, 2006, and (ii) the per-share exercise price of each such option is hereby increased, if applicable, to the Fair Market Value (as defined in the stock option plan under which such option was granted) as of October 18, 2006, the date on which the Compensation Committee of the Company's Board of Directors approved the amendment to the options.

          (c) Restricted Stock. Company granted to Executive 62,268 shares of restricted stock pursuant to a Career Award Agreement effective December 20, 2005, and at various other times Company granted to Executive a total of 64,195 other shares of restricted stock (for a total of 126,463 shares). Notwithstanding such prior agreements, such shares, if not previously vested, will vest, and the restrictions lapse, on the earlier of December 31, 2006 or the termination of Executive's employment due to death, termination by the Company without Cause, or termination by Executive for Good Reason. Such shares, if not previously vested, shall be forfeited upon the termination of Executive by the Company for Cause prior to December 31, 2006, or termination by Executive without Good Reason before December 31, 2006.

          (d) Performance Shares. On December 20, 2005 the Company approved a grant to Executive of 18,485 performance restricted shares of Company stock, with actual issuance of restricted shares to be determined based on Company financial performance for 2006 and 2007. In the event Company financial performance for 2006 and/or 2007 is sufficient under such grant to result in the issuance of restricted shares, such shares shall be issued to Executive but such shares shall be issued as vested unrestricted shares, notwithstanding the fact that Executive is no longer employed by Company on such date of issuance.


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          (e) Bonus. Executive's annual bonus for 2006 shall be payable notwithstanding the fact that he is no longer employed by Company on the payment date.

          (f) Medical Benefits. All medical, dental and prescription drug benefits shall be continued for three years upon Executive's termination of employment on or after December 31, 2006, or in the event of Executive's termination for Good Reason or termination by the Company other than for Cause, such benefits shall be continued until December 31, 2009. In the event of Executive's death before December 31, 2009, Executive's spouse shall have the right to continue such benefits for herself on the same basis as if Executive were still alive. Such benefits shall be provided upon Separation from Service. However, if Executive is a Specified Employee, the following provisions shall apply until the 409A Date. To the extent such benefits are provided under a plan to which the "continuation coverage" provisions of Section 601, et seq., of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code ("COBRA") apply, Executive shall elect COBRA continuation coverage and shall pay COBRA premium payments as they come due from the Date of Termination to the 409A Date. Executive will be reimbursed by the Company for all such COBRA premium payments within 30 days after the 409A Date. To the extent such benefits are not provided under a plan or arrangement to which COBRA applies, Executive shall pay to the Company the value of such benefits and shall be reimbursed for such payments within 30 days after the 409A Date.

          (g) Within 30 days after the execution of this Agreement, the Company shall pay to Executive an amount equal to the increase (if any) in the exercise price of each option amended under subsection 2(b) above.

     3. Employment Period. The Company hereby agrees to continue Executive in its employ, and Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period through and including December 31, 2006.

     4. Terms of Employment.

          (a) Position and Duties.

               (i) During the Employment Period, (A) Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be commensurate with those held, exercised and assigned on the Effective Date, but taking into account his intention to retire on December 31, 2006, and allowing for a transition of such authority, duties and responsibilities to other individuals in an orderly manner before December 31, 2006, and (B) Executive's services shall be performed at the location where Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking


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engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities to the Company.

          (b) Compensation.

               (i) Base Salary. During the Employment Period, Executive shall receive an annual base salary ("Annual Base Salary") at a rate at least equal to the rate of base salary in effect on the Effective Date, paid or payable (including any base salary which has been earned but deferred) to Executive by the Company and its affiliated companies.

               (ii) Annual Bonus. In addition to Annual Base Salary, Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to Executive's highest bonus under the Company's Management Incentive Bonus Plan, or any comparable bonus under any predecessor or successor plans, for the last three full fiscal years prior to the Effective Date (annualized in the event that Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless Executive shall elect to defer the receipt of such Annual Bonus.

               (iii) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for Executive under such plans, practices, policies and programs as in effect immediately preceding the Effective Date.

               (iv) Welfare Benefit Plans. During the Employment Period, Executive and/or Executive's eligible dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide Executive with benefits which are less favorable, in the aggregate, than such plans, practices, policies and programs in effect for Executive immediately preceding the Effective Date.

               (v) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance


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with the policies, practices and procedures of the Company and its affiliated companies in effect for Executive immediately preceding the Effective Date.

               (vi) Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately preceding the Effective Date.

               (vii) Office and Support Staff. During the Employment Period, Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, commensurate with the foregoing provided to Executive by the Company and its affiliated companies immediately preceding the Effective Date. Notwithstanding the above, if Executive's office is moved to a different location at Executive's request, Executive's entitlement to office, furnishings, appointments and secretarial services and other assistance shall be based on the resources that can reasonably be made available at such other location.

               (viii) Vacation. During the Employment Period, Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for Executive immediately preceding the Effective Date.

     5. Termination of Employment.

          (a) Death. Executive's employment shall terminate automatically upon Executive's death during the Employment Period.

          (b) Cause. The Company may terminate Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of Executive to perform substantially Executive's reasonably assigned duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or from the assignment to Executive of duties that would constitute Good Reason under Section 5(c)(i), and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), which failure continues for a period of at least 30 days after a written demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Executive which specifically identifies the manner in which Executive has failed to substantially performed his duties; provided, however, that no failure to perform by Executive after a Notice of Termination is given to the Company by Executive shall constitute Cause for purposes of this Agreement, or

               (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any


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act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) Good Reason. Executive's employment may be terminated by Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) Any termination by Executive as a result of a reduction of annual base salary or bonus.

               (ii) Any termination by Executive as a result of a required relocation of the Executive's principal employment location to a location more than thirty-five (35) miles from Executive's principal employment location.

          (d) Notice of Termination. Any termination by the Company or Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement.

For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in Section 1274(b)(2)(B) of the Code. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     6. Obligations of the Company upon Termination.

          (a) Termination by Executive for Good Reason; Termination by the Company Other Than for Cause. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, or Executive shall terminate employment for Good Reason, the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of


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Termination the aggregate of the following amounts (which shall be hereinafter be referred to as the "Accrued Obligations"):

               (i) The Executive's Base Salary through the Date of Termination to the extent not theretofore paid.

               (ii) The Executive's Base Salary for the period of time from the Date of Termination to December 31, 2006.

               (iii) The higher of (I) the Recent Annual Bonus or (II) the Annual Bonus payable for 2006 (computed as if Executive were employed through the end of the Employment Period), including any bonus or portion thereof which has been earned but deferred.

               (iv) Any accrued vacation pay to the extent not theretofore paid.

               (v) Unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid.

               (vi) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, except as otherwise specifically provided herein, Executive's estate or beneficiaries shall be entitled to all payments (other than base salary) and benefits that would accrue to Executive if he remained alive and retired on December 31, 2006. Notwithstanding the above, any life insurance or other death benefits shall be payable under the terms of the applicable benefit plan, and no benefits provided under this subsection shall be duplicative. (As an example of the foregoing, death benefits under the Company's 401(k) plan, equal to the Executive's account balance, shall be payable, but the Executive's estate or beneficiary shall not be entitled to collect the account balance a second time as if Executive were still alive.) This subsection shall not apply to the SERP, the Company's qualified defined benefit pension plan, or any similar plan that has a death benefit. Notwithstanding the above, benefits payable upon death shall not be delayed for six months merely because such benefit would be delayed for a specified employee if Executive were alive.

          (c) Cause; Other than for Good Reason. If Executive's employment shall be terminated before the end of the Employment Period, by the Company for Cause or by the Executive other than for Good Reason, this Agreement shall terminate without further obligations to Executive other than the obligation to pay to Executive (i) his Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by Executive, and (iii) Other Benefits, in each case to the extent theretofore unpaid. All obligations under this subsection shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.


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          (d) Modifications to comply with Code Section 409A. Effective January
1, 2005, the portion of the Accrued Obligations listed in Section 6(a)(v), if payable under Subsections 6(a) or (c) above, shall not be payable within 30 days of the Date of Termination, but rather shall be payable in accordance with the terms of the applicable plans or agreements giving rise to the obligations, provided however that if such plans or agreements do not specify a time and manner of payment, then such obligations shall be paid in a lump sum in cash within 30 days after Separation from Service (or, if Executive is a Specified Employee, within 30 days after the 409A Date).

     7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 13(f), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     8. Full Settlement; No Mitigation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

     9. Costs of Enforcement. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. Executive shall also be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit hereunder. Such payments shall be made within five (5) business days after delivery of Executive's respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     10. Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to


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such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10, shall-be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. Notwithstanding the above, in no event will any Gross-Up Payment be made before Separation from Service (or, if Executive is a Specified Employee, the 409A Date). Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 10(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

          (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation,


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accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 10(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 10(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(c), a determination is made that-Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall-be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     11. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive's employment by the Company or any of its affiliated companies


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and which shall not be or become public knowledge (other than by acts by
Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

     12. Successors.

          (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     13. Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to Executive:   [omitted]

                    If to the Company: Regions Financial Corporation
                                       P. O. Box 10247
                                       Birmingham, Alabama 35202
                                       Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.


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

Any notice provided in electronic form, such as e mail or fax, shall be valid notice if actually received.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is "at will." From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                        RICHARD D. HORSLEY

                                        /s/ Richard D. Horsley
                                        ----------------------------------------
                                        Date: October 24, 2006

                                        REGIONS FINANCIAL CORPORATION


                                        By: /s/ Harry Dinken
                                            ------------------------------------
                                        Its: EVP & Director of Corporate
                                             -----------------------------------
                                             Human Resources
                                             -----------------------------------


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